Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated April 5, 2019 with respect to our audit of the consolidated financial statements of TD Holdings, Inc. (formerly Bat Group, Inc. or China Bat Group, Inc.) as of December 31, 2018, and for the year ended December 31, 2018, on Form 10-K of TD Holdings, Inc. filed with the Securities and Exchange Commission.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

BDO Shu Lun Pan Certified Public Accountants LLP

Shanghai, China

May 29, 2020